Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2018 Results
Net Income per Diluted Share up 46.4 percent in 2018

Erie, Pa. - February 21, 2019 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2018. Net income was $288.2 million, or $5.51 per diluted share, in 2018, compared to $197.0 million, or $3.76 per diluted share, in 2017. Net income was $62.3 million, or $1.19 per diluted share, in the fourth quarter of 2018, compared to $32.1 million, or $0.61 per diluted share, in the fourth quarter of 2017. The increase in earnings per share in 2018 was primarily driven by the lower corporate tax rate of 21% as a result of the Tax Cuts and Jobs Act ("TCJA"), compared to 35% in 2017, and increased operating income. Net income was reduced by $10.1 million, or $0.19 per diluted share in the fourth quarter and year ended December 31, 2017, due to the enactment of the TCJA on December 22, 2017.

4Q and Full Year 2018
(dollars in thousands)	4Q'18	4Q'17	2018	2017
Operating income	$74,758	$58,625	$344,343	$290,252
Investment income	4,995	7,134	25,796	28,592
Interest expense and other (income), net	(2,889)	1,118	(1,181)	3,149
Income before income taxes	82,642	64,641	371,320	315,695
Income tax expense	20,328	32,588	83,096	118,696
Net income	$62,314	$32,053	$288,224	$196,999

2018 Full Year Highlights

Operating income before taxes increased $54.1 million, or 18.6 percent, in 2018 compared to 2017.

•	Management fee revenue - policy issuance and renewal services increased $56.9 million, or 3.4 percent, in 2018 compared to 2017.

•	Management fee revenue allocated to administrative services was $53.6 million in 2018. No management fee revenue was allocated to administrative services in 2017.

•	Cost of operations - policy issuance and renewal services

–
Commissions increased $36.3 million in 2018 compared to 2017 as a result of the 6.9 percent increase in direct and assumed premiums written by the Exchange, somewhat offset by lower agent incentive costs related to less profitable growth.

–
Non-commission expense increased $19.7 million in 2018 compared to 2017. Underwriting and policy processing costs increased $8.1 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $5.1 million primarily due to increased personnel costs and professional fees. Customer service costs increased $4.4 million primarily due to increased personnel costs and credit card processing fees. Personnel costs in all expense categories were impacted by additional bonuses awarded to all employees as a result of tax savings realized from the lower corporate income tax rate that became effective January 1, 2018 as well as increased medical costs. The total increase in personnel costs was somewhat offset by lower estimated costs for incentive plan awards related to underwriting performance.

•
The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $580.3 million in 2018, but had no net impact on operating income.

Income from investments before taxes totaled $25.8 million in 2018 compared to $28.6 million in 2017. Losses from limited partnerships were $0.8 million in 2018 compared to earnings of $2.8 million in 2017. Net realized losses on investments were $2.0 million in 2018 compared to net realized gains of $1.3 million in 2017. Net investment income was $30.2 million in 2018 compared to $24.6 million in 2017.

Income tax expense was impacted by the enactment of the TCJA, which reduced the corporate income tax rate from 35% to 21% effective January 1, 2018. Income before income taxes increased $55.6 million in 2018, compared to 2017, while income tax expense decreased $35.6 million due to the lower income tax rate. Income tax expense increased $10.1 million in 2017 due to the re-measurement of our deferred tax assets and liabilities at the new corporate income tax rate.

4Q 2018 Highlights

Operating income before taxes increased $16.1 million, or 27.5 percent, in the fourth quarter of 2018 compared to the fourth quarter of 2017.

•	Management fee revenue - policy issuance and renewal services increased $13.6 million, or 3.5 percent, in the fourth quarter of 2018 compared to the fourth quarter of 2017.

•
Management fee revenue allocated to administrative services was $13.7 million in the fourth quarter of 2018. No management fee revenue was allocated to administrative services in the fourth quarter of 2017.

•	Cost of operations - policy issuance and renewal services

–
Commissions increased $4.4 million in the fourth quarter of 2018 compared to the fourth quarter of 2017 as a result of the 6.8 percent increase in direct and assumed premiums written by the Exchange, somewhat offset by lower agent incentive costs related to less profitable growth.

–
Non-commission expense increased $6.9 million in the fourth quarter of 2018 compared to the fourth quarter of 2017. Underwriting and policy processing costs increased $2.8 million primarily due to increased underwriting report costs and personnel costs. Information technology costs increased $2.4 million primarily due to increased professional fees and personnel costs. Customer service costs increased $1.0 million primarily due to increased personnel costs. The total increase in personnel costs was somewhat offset by lower estimated costs for incentive plan awards related to underwriting performance.

•
The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $147.7 million in the fourth quarter of 2018, but had no net impact on operating income.

Income from investments before taxes totaled $5.0 million in the fourth quarter of 2018 compared to $7.1 million in the fourth quarter of 2017. Losses from limited partnerships were $1.2 million in the fourth quarter of 2018 compared to earnings of $0.9 million in the fourth quarter of 2017. Net realized losses on investments were $1.5 million in the fourth quarter of 2018 compared to $0.2 million in the fourth quarter of 2017. Net investment income was $8.6 million in the fourth quarter of 2018 compared to $6.4 million in the fourth quarter of 2017.

Income tax expense was impacted by the enactment of the TCJA. Income before income taxes increased $18.0 million in the fourth quarter of 2018, compared to the fourth quarter of 2017, while income tax expense decreased $12.3 million due to the lower income tax rate. Income tax expense increased $10.1 million in the fourth quarter of 2017 due to the re-measurement of our deferred tax assets and liabilities at the new corporate income tax rate.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 22, 2019.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 9th largest homeowners insurer and 11th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written.  The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

***

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange's ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange's investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;

•	credit risk from the Exchange;

•	ability to attract and retain talented management and employees;

•	ability to ensure system availability and effectively manage technology initiatives;

•	difficulties with technology or data security breaches, including cyber attacks;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

4